UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

On March 31, 2023, Safehold Inc. (“Old SAFE”) merged with and into iStar Inc. (“iStar”), at which time Old SAFE ceased to exist, and iStar continued as the surviving corporation and changed its name to “Safehold” (the “Merger”). Unless context otherwise requires, “we” and “our” refers to Old SAFE prior to the merger and to Safehold Inc. (formerly known as iStar Inc.) and its consolidated subsidiaries following the consummation of the merger.

Safehold Inc. has a policy and process pursuant to which we intend to periodically determine an estimate of the unrealized capital appreciation ("UCA") in the real properties that we have the right to acquire pursuant to the residual provisions in our ground lease investments, or Ground Leases. The UCA is the aggregate "Combined Property Value" associated with our portfolio of Ground Leases in excess of the aggregate cost basis of our Ground Lease portfolio. The "Combined Property Value" means the combined value of the land, buildings and improvements relating to the commercial properties subject to our Ground Leases, as if our Ground Leases did not exist.

We announced today that, as of March 31, 2024, the estimated UCA in our owned residual portfolio is $9,062 million in the aggregate.

The following is a summary of our policy and the process we currently follow with respect to our determination of the estimated UCA in our owned residual portfolio.

What is the Owned Residual Portfolio?

Our Ground Leases typically contain residual rights providing that following the expiration or earlier termination of the lease (e.g. due to an uncured tenant default), we have the right to own the combined property associated with the lease because we regain possession of the land underlying the Ground Lease and receive title to the buildings and other improvements thereon for no additional consideration. We track the unrealized appreciation in the value of the owned residual portfolio over our basis in the Ground Leases because we believe it provides relevant information with regard to the three key investment characteristics of our Ground Leases: (1) the safety of our position in a tenant’s capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in the Combined Property Value of the portfolio that reverts to us pursuant to such residual rights.

We generally target Ground Lease investments in which the initial cost of the Ground Lease represents 30% to 45% of the Combined Property Value. If the initial cost of a Ground Lease is equal to 35% of the Combined Property Value, the balance of 65% of the Combined Property Value represents potential value accretion to us upon the reversion of the property at lease expiration or upon an earlier uncured tenant default, assuming no intervening decline in the Combined Property Value. We believe that, similar to a loan to value metric, tracking changes in the value of the residual portfolio is useful as an indicator of the quality of our cash flows and the safety of our position in a tenant’s capital structure, which, in turn, supports our objective to pay and grow dividends over time. Observing changes in the residual portfolio value also helps us monitor changes in the value of the real estate portfolio that reverts to us under the residual provisions of the leases. The value may be realized by us at the relevant time by entering into a new lease on then current market terms, selling the combined property or operating the property directly and leasing the spaces to tenants at prevailing market rates. In our view, there is a strong correlation between inflation and commercial real estate values over time, which supports our belief that the value of our reversionary interest should increase over time as inflation increases.

Process for Determining the Unrealized Capital Appreciation in Our Owned Residual Portfolio

Independent Valuations of Combined Property Values

Pursuant to our valuation policy, we have engaged an independent valuation firm, CBRE, Inc. (“CBRE”) to prepare (a) initial reports of the Combined Property Value associated with each Ground Lease in our portfolio and (b) periodic updates of such reports, which we use, in part, to determine a current estimate of the UCA in our owned residual portfolio. CBRE has extensive experience in conducting appraisals and valuations on real properties and each of the valuation reports was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or MAI, designation. Each valuation report is prepared utilizing recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practices.

Certain Ground Leases may be included in our estimate of UCA for which independent valuation reports have not yet been furnished. For a newly-acquired Ground Lease, until CBRE’s initial report relating to such Ground Lease property has been furnished, such property is included in the Combined Property Value based on management’s internal valuation estimate. For a Ground Lease where new construction or major renovation is anticipated, until CBRE’s initial report relating to such Ground Lease property has been furnished, the property associated with such Ground Lease is included in the Combined Property Value based on management’s internal estimate of the total cost of construction of the buildings and improvements relating to such property or management’s internal estimate of value of the buildings and improvements relating to such property if the cost is not available.

Summary of Methodology

For a Ground Lease in our portfolio, CBRE’s report estimates the Combined Property Value associated with the Ground Lease by determining a hypothetical value of the as-improved subject property as of the date of the report. A "hypothetical value" for this purpose is defined as a value based upon conditions known to be contrary to actual conditions in place, which in this instance is based on an assumed ownership structure different from the actual ownership structure. At our request, CBRE’s analysis does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at stabilized levels, where applicable, as of the valuation date. CBRE has been asked to present a value that assumes the ground and the improvements are owned by the same entity and there is no Ground Lease in place, thereby presenting a hypothetical fee simple value, rather than the leased fee value reflecting actual conditions in place. Furthermore, the hypothetical value incorporates the additional assumption that the entire property is leased at market rent, where applicable, without consideration of any costs to achieve stabilization through lease up and associated costs. Market rent can be higher or lower than current contract rent in place. The market value of each property may vary considerably from the hypothetical value presented in CBRE’s report.

In determining the Combined Property Value of each property, CBRE primarily uses methodologies that are commonly used in the commercial real estate industry. CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. See “Limitations and Qualifications” discussion below.

As with any valuation methodology, the determination of the estimated Combined Property Values involves a number of assumptions, estimates and judgments that may not be accurate or complete. The table below summarizes the ranges of key assumptions that were used by CBRE in its valuations, as applicable:

Property Type		Rate

Hotel	Stabilized Occupancy	66.00% - 85.00%
	Going-In Capitalization Rate	5.50% - 9.00%
	Discount Rate	7.75% - 11.25%
	Terminal Capitalization Rate	5.75% - 9.25%

Office	Stabilized Occupancy	80.00% - 99.00%
	Overall Capitalization Rate	5.00% - 9.50%

Multi-Family	Stabilized Occupancy	93.00% - 98.00%
	Overall Capitalization Rate	3.35% - 6.25%

Life Science	Stabilized Occupancy	90.00% - 90.00%
	Overall Capitalization Rate	5.50% - 5.50%

Mixed Use and Other	Stabilized Occupancy	90.00% - 97.00%
	Overall Capitalization Rate	6.50% - 7.00%

While we believe that the assumptions used in determining the Combined Property Values are reasonable, changes in these assumptions would impact the determinations of such values.

CBRE reports do not specifically value the securities of SAFE and their work was not intended to do so, nor should any conclusions be drawn from their work regarding the value of the securities.

Valuation Updates

We currently intend that the Combined Property Value associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. The Combined Property Value associated with a Ground Lease may be valued more frequently if significant events warrant. CBRE will prepare an initial report of the Combined Property Value associated with a newly-acquired Ground Lease in the quarter following our acquisition, and, for a Ground Lease for which new construction or major renovation is undertaken, CBRE will prepare an initial report of the Combined Property Value associated with such Ground Lease following completion of construction or renovation, as applicable.

Valuation of Ground Leases

For purposes of determining a current estimate of the UCA in our owned residual portfolio, our portfolio of Ground Leases is valued based on the aggregate cost basis of our Ground Leases. As noted above, the estimated UCA is the aggregate Combined Property Value associated with our Ground Leases in excess of the aggregate cost basis of our Ground Leases.

The table below shows the current estimated UCA in our owned residual portfolio as of March 31, 2024 ($ in millions):

154

Combined Property Value(1)	$15,236
Ground Lease Cost(1)(2)	6,174
Unrealized Capital Appreciation in Our Owned Residual Portfolio(2)	9,062
(1)	Combined Property Value includes our applicable percentage interests in our unconsolidated Ground Lease ventures and $1,222.5 million related to transactions with remaining unfunded commitments. Combined Property Value excludes the term loan to Star Holdings, the assets in the leasehold loan fund, the assets in the ground lease plus fund and amounts attributable to noncontrolling interests. Ground Lease Cost includes our applicable percentage interests in our unconsolidated Ground Lease ventures and $70.2 million of unfunded commitments. Ground Lease Cost excludes the term loan to Star Holdings, the assets in the leasehold loan fund, the assets in the ground lease plus fund and amounts attributable to noncontrolling interests.
(2)	See the discussion below of certain limitations and qualifications on the calculation of estimated UCA arising from certain tenant rights and other terms of the leases.

Limitations and Qualifications

The calculation of the estimated UCA in our owned residual portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our owned residual portfolio is not subject to U.S. GAAP and will not be subject to independent audit. No rule or regulation requires that we calculate such measure in a certain way or at all, and our board of directors may adopt changes to the valuation methodology. As discussed further in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, we conduct rolling property valuations; therefore, our estimated UCA and Combined Property Value may not reflect current market conditions and may decline materially in the future.

There can be no assurance that we will realize any incremental value from the UCA in our owned residual portfolio or that the market price of our common stock will reflect any value attributable thereto. Additionally, even if we estimate that such UCA exists initially, we will generally not be able to realize value from it through a near term transaction, as the property is leased to a tenant pursuant to a long-term lease. While the value of commercial real estate as a broad class has generally increased over extended periods of time and is believed by some to exhibit a positive correlation with rates of inflation, the value of a particular commercial real estate asset is primarily a function of its location, overall quality and the terms of relevant leases. Since our Ground Leases are typically long-term (base terms ranging from 30 to 99 years), it is possible that such UCA will increase in value, but over long periods of time. However, the Combined Property Value of a particular property at the end of a Ground Lease will be highly dependent on its unique attributes and there can be no assurance that it will exceed the amount of our initial investment in the Ground Lease. To the extent we choose to operate a property directly after the expiration or other termination of a Ground Lease, we will be subject to additional risks associated with leasing commercial real estate, including responsibility for property operating costs, such as taxes, insurance and maintenance, that previously were paid for by our tenant pursuant the Ground Lease.

Our ability to recognize some or all of the value associated with the estimated UCA in our owned residual portfolio may be limited by the rights of our tenants under some of our Ground Leases, including the following:

●	the tenant under one of our Ground Leases has the right to level the building up to five years before the lease term expires;
●	the tenant under a master lease for five hotel properties and tenants under certain of our Ground Leases have rights to purchase our hotel properties or land, as the case may be, in certain circumstances;
●	the tenant under one of our Ground Leases has a buy-out option in year 49 of the lease;
●	the tenants under many of our Ground Leases have certain preemptive rights should we decide to sell the properties; and
●	a majority of the land underlying one of our properties is owned by a third party and ground leased to us pursuant to a lease that expires in 2044, at which time our Ground Lease and right to sublease the property would terminate and, to the extent not previously realized, we would not recognize any remaining UCA associated with that property.

We include the UCA associated with the properties included above in the estimated UCA of our overall owned residual portfolio and use an estimated buyout amount for the Ground Lease with a buy-out option. We exclude the UCA for the property with the land that is ground leased to us from the estimated UCA of our overall owned residual portfolio. For more detail on these matters, please see the "Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, which is expressly incorporated herein by reference, as the same may be updated in our subsequent reports filed with the SEC. In particular, please see: “Risk Factors -Our estimated UCA, Combined Property Value and Ground Rent Coverage may not reflect the full potential impact of the COVID-19 pandemic or resulting shifts in the office sector and may decline materially in future periods, -Certain tenant rights under our Ground Leases may limit the value and the UCA we are able to realize upon lease expiration, sale of our land and Ground Leases or other events, -We rely on Property NOI as reported to us by our tenants, -Our estimates of Combined Property Value are based on various assumptions and information supplied to us by our tenants, and accordingly may not be indicative of actual values, and –There can be no assurance that we will realize any incremental value from the UCA in our owned residual portfolio or that the market price of our common stock will reflect any value attributable thereto." Our SEC filings may be found on the SEC’s website at www.sec.gov.

During the third quarter of 2018, we adopted, and in the second quarter of 2019, our stockholders approved, the Caret Performance Incentive Plan (the “Original Caret Performance Incentive Plan”). Under the Original Caret Performance Incentive Plan, 1,500,000 Caret units were reserved for grants of performance-based awards to Original Caret Performance Incentive Plan participants, including certain of our executives, or our affiliates, and our directors and service providers. Initial grants under the Original Caret Performance Incentive Plan were subject to graduated vesting based on time-based service conditions and hurdles of our common stock price, all of which were satisfied. In connection with the Merger, certain of our executive officers entered into re-vesting agreements pursuant to which the executives agreed to subject 25% of their previously vested Caret units to additional vesting conditions which will be satisfied on the second anniversary of the Merger, subject to the applicable executive’s continued employment through such date. In connection with the Merger, Safehold Operating Partnership LP converted from a Delaware limited partnership into a Delaware limited liability company and changed its name to “Safehold GL Holdings LLC” (“Portfolio Holdings”), with us as its managing member, and each Award Agreement (as defined in the Original Caret Performance Incentive Plan) related to outstanding Caret unit awards was assigned to Portfolio Holdings. Following such assignment, we amended and restated the Original Caret Performance Incentive Plan (the “Caret Performance Incentive Plan”). Following the merger, 76,801 Caret units were awarded to executive officers and other employees under such plan that are subject to cliff vesting on the fourth anniversary of their grant date if our common stock has traded at an average price of $60.00 or more for at least 30 consecutive trading days during that four year period. As a result, as of March 31, 2024, vested and unvested Caret units beneficially owned by our officers and other employees represent approximately 14.5% of the outstanding Caret units and 11.6% of the authorized Caret units.

In addition to the Caret units awarded or reserved for issuance under our Caret Performance Incentive Plan, as of March 31, 2024, we have sold or contracted to sell an aggregate of 259,642 Caret units to third-party investors, including affiliates of MSD Partners L.P. (“MSD”) and an entity affiliated with one of our independent directors. As of March 31, 2024, we own 83.1% of the outstanding Caret units.

In connection with the sale of 137,142 Caret units in February 2022 (28,571 of which were committed to be purchased at the time, but have not yet closed), we agreed to use commercially reasonable efforts to provide public market liquidity for such Caret units by seeking to provide a listing of the Caret units (or securities into which they may be exchanged) on a public exchange within two years of the sale. Because public market liquidity was not achieved by February 2024, the investors in the February 2022 transaction have the right to cause their Caret units purchased in February 2022 to be redeemed by Portfolio Holdings at such purchase price less the amount of distributions previously made on such units. In April 2024, all of the investors in the February 2022 transaction exercised this right and elected to have their Caret units redeemed at the original purchase price less the amount of distributions previously made on such units. On March 31, 2023, we sold 100,000 Caret units to affiliates of MSD Partners for an aggregate purchase price of $20.0 million and sold an aggregate of 22,500 Caret units to other third-party investors for an aggregate $4.5 million, in each case with no redemption option.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit 99.1	Consent of Independent Valuation Firm.
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	May 6, 2024	By:	/s/ BRETT ASNAS
Brett Asnas Chief Financial Officer